Exhibit 10.42

FORM OF JBG SMITH PROPERTIES

2017 OMNIBUS SHARE PLAN

PERFORMANCE SHARE UNIT AGREEMENT

Name of Employee:	(the “Employee”)
No. of Performance Share Units Awarded:
Grant Date:	January 1, 2021

RECITALS

A.The Employee is an employee of JBG SMITH Properties, a Maryland real estate investment trust (the “Company”).

B.In accordance with the JBG SMITH Properties 2017 Omnibus Share Plan, as it may be amended from time to time (the “Plan”), the Company desires, in connection with the employment of the Employee, to provide the Employee with the right to acquire common shares of beneficial interest, par value $0.01 per share, of the Company (the “Shares”) having the terms and conditions set forth in this Performance Share Unit Agreement (this “Award Agreement”), and thereby provide additional incentive for the Employee to promote the progress and success of the business of the Company and its Subsidiaries.

C.The exact number of Performance Share Units earned under this award (the “Award”) shall be determined following the conclusion of the Performance Period (or the Extended Performance Period, if applicable) based on the Company’s Total Shareholder Return and Relative Performance during the Performance Period (and on the Company’s Total Shareholder Return during the Extended Performance Period, if applicable) as provided herein. Any Award PSUs not earned following the conclusion of the Performance Period (or Extended Performance Period, if applicable) will be forfeited.

NOW, THEREFORE, the Company and the Employee agree as follows:

1.Grant of Performance Share Units. On the terms and conditions set forth below, as well as the terms and conditions of the Plan, which is incorporated herein by reference, the Company hereby grants to the Employee the number of Performance Share Units specified above (the “Award PSUs”). Subject to the terms and conditions of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan shall govern.
2.Definitions. Capitalized terms used herein without definitions shall have the meanings given to those terms in the Plan. In addition, as used herein:

“Baseline Value” for each of the Company and the Peer Companies means the dollar amount representing the average of the Fair Market Value of one share of common stock of such company over the five consecutive trading days ending on, and including, the Effective Date.

“Cause” means, if not otherwise defined in the Employee’s Service Agreement, if any, the Employee’s: (i) conviction of, or plea of guilty or nolo contendere to, a felony, (ii) willful and continued failure to use reasonable best efforts to substantially perform his duties (other than such failure resulting from the Employee’s incapacity due to physical or mental illness) that the Employee fails to remedy within 30 days after written notice is delivered by the Company to the Employee that specifically identifies in reasonable detail the manner in which the Company believes the Employee has not used reasonable efforts to perform in all material respects his duties hereunder, or (iii) willful misconduct (including, but not limited to, a willful breach of the provisions of any agreement with the Company with respect to confidentiality, ownership of documents, non-competition or non-solicitation) that is materially economically injurious to the Company or its affiliates. For purposes of this paragraph, no act, or failure to act, by the Employee will be considered “willful” unless committed in bad faith and without a reasonable belief that the act or omission was in the best interests of the Company.

“Common Share Price” means, with respect to the Company and each of the Peer Companies, as of a particular date, the average of the Fair Market Value of one share of common stock of such company over the 30 consecutive trading days ending on, and including, such date (or, if such date is not a trading day, the most recent trading day immediately preceding such date); provided, however, that if such date is the date upon which a Transactional Change of Control occurs, the Common Share Price of a share of common stock as of such date shall be equal to the fair value, as determined by the Committee, of the total consideration paid or payable in the transaction resulting in the Transactional Change of Control for one Share.

“Continuous Service” means the continuous service to the Employer, without interruption or termination, in any capacity of employee, or, with the written consent of the Committee, consultant. Continuous Service shall not be considered interrupted in the case of: (a) any approved leave of absence; (b) transfers among the Employers, or any successor, in any capacity of employee, or with the written consent of the Committee, as a member of the Board or a consultant; or (c) any change in status as long as the individual remains in the service of the Employer in any capacity of employee or (if the Committee specifically agrees in writing that the Continuous Service is not uninterrupted) as a member of the Board or a consultant. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

“Disability” means, if not otherwise defined in the Employee’s Service Agreement, if any, if, as a result of the Employee’s incapacity due to physical or mental illness, the Employee shall have been substantially unable to perform his duties for a continuous period of 180 days, and within 30 days after written notice of termination is given after such 180-day period, the Employee shall not have returned to the substantial performance of his duties on a full-time basis, the employment of the Employee is terminated by the Company.

“Effective Date” means January 1, 2021.

“Employer” means either the Company or any of its Subsidiaries that employ the Employee.

“Extended Performance Period” means the seven-year period beginning the day after the last day of the Performance Period.

“Fair Market Value” of a security means, as of any given date, the closing sale price reported for such security on the principal stock exchange or, if applicable, any other national exchange on which the security is traded or admitted to trading on such date on which a sale was reported. If there are no market quotations for such date, the determination shall be made by reference to the last day preceding such date for which there are market quotations.

“Good Reason” means, if not otherwise defined in the Employee’s Service Agreement, if any, (a) a reduction by the Company in the Employee’s base salary, (b) a material diminution in the Employee’s position, authority, duties or responsibilities, (c) a relocation of the Employee’s location of employment to a location outside of the Washington D.C. metropolitan area, or (d) the Company’s material breach of the Agreement, provided, in each case, that the Employee terminates employment within 90 days after the Employee has actual knowledge of the occurrence, without the written consent of the Employee, of one of the foregoing events that has not been cured within 30 days after written notice thereof has been given by the Employee to the Company setting forth in reasonable detail the basis of the event (provided such notice must be given to the Company within 30 days of the Employee becoming aware of such condition).

“Partial Service Factor” means a factor carried out to the sixth decimal to be used in calculating the number of Performance Share Units earned pursuant to Section 3(c) hereof in the event of a Qualified Termination of the Employee’s Continuous Service prior to the Valuation Date, determined by dividing (a) the number of calendar days that have elapsed since the Effective Date to and including the date of the Employee’s Qualified Termination by (b) the number of calendar days from the Effective Date to and including the Valuation Date.

“Peer Companies” means the companies in the FTSE NAREIT Equity Office Index with a market capitalization at the beginning of the Performance Period greater than $400 million.

“Performance Period” means the period beginning on the Effective Date and ending on December 31, 2023.

“Relative Performance” means the Company’s Total Shareholder Return relative to the Total Shareholder Return of the Peer Companies expressed as a percentile calculated by dividing the number of such Peer Companies with a Total Shareholder Return less than the Company’s Total Shareholder Return by the total number of such Peer Companies.

“Retirement” means the termination of employment of the Employee after the Employee has met all of the following conditions: (a) the Employee has attained at least age 50, (b) the Employee has completed at least ten (10) years of service with the Company and its affiliates (including any predecessors thereto), (c) the sum of his or her age and years of service with the Company and its affiliates (including any predecessors thereto)

equals or exceeds seventy (70) and (d) the Employee has provided at least six (6) months’ notice of his or her termination of employment to the Company or its applicable affiliate.

“Securities Act” means the Securities Act of 1933, as amended.

“Service Agreement” means, as of a particular date, any employment, consulting or similar service agreement then in effect between the Employee, on the one hand, and the Employer, on the other hand, as amended or supplemented through such date.

“Total Shareholder Return” means, for each of the Company and the Peer Companies, with respect any measurement period, the total return (expressed as a percentage) that would have been realized by a shareholder who (a) bought one share of common stock of such company at the Baseline Value on the Effective Date, (b) reinvested each dividend and other distribution declared during such measurement period with respect to such share (and any other shares, or fractions thereof, previously received upon reinvestment of dividends or other distributions or on account of stock dividends), without deduction for any taxes with respect to such dividends or other distributions or any charges in connection with such reinvestment, in additional Shares at a price per share equal to (i) the Fair Market Value on the trading day immediately preceding the ex-dividend date for such dividend or other distribution less (ii) the amount of such dividend or other distribution, and (c) sold such shares on the last day of the measurement period at the Common Share Price on such date, without deduction for any taxes with respect to any gain on such sale or any charges in connection with such sale. Appropriate adjustments to the Total Shareholder Return shall be made to take into account all stock dividends, stock splits, reverse stock splits and any other similar events that occur during the measurement period.

“Transactional Change of Control” means a Change of Control resulting from any person or group making a tender offer for the Shares, a merger or consolidation where the Company is not the acquirer or surviving entity or consisting of a sale, lease, exchange or other transfer to an unrelated party of all or substantially all of the assets of the Company.

“Valuation Date” means the earlier of (a) the last day of the Performance Period, or (b) the date upon which a Change of Control shall occur.

3.Vesting and Earning of Award Performance Share Units.
(a)This Award is subject to performance vesting during the Performance Period and service vesting thereafter tied to Continuous Service of the Employee for one year after the last day of the Performance Period. The Award PSUs will be subject to forfeiture based on the Company’s Total Shareholder Return and Relative Performance during the Performance Period, and Extended Performance Period, if applicable, as set forth in this Section 3, subject to Section 5 hereof in the event of a Change in Control.

(b)The number of Award PSUs earned will be determined based on the Total Shareholder Return for each of the Company and the Peer Companies as of the Valuation Date, as follows:
Relative Performance	Percentage of Award PSUs Earned
TSR equal to the 35th percentile of Peer Companies	25%
TSR equal to the 55th percentile of Peer Companies	50%
TSR equal to the 75th percentile of Peer Companies	100%

The Award will be forfeited in its entirety if the Relative Performance is below the 35th percentile of Peer Companies. If the Relative Performance is between the 35th percentile and 55th percentile of Peer Companies, or between the 55th percentile and 75th percentile of Peer Companies, the percentage of the Award PSUs earned will be determined using linear interpolation as between those tiers, respectively.

(c)As soon as practicable following the Valuation Date, but in no event later than sixty (60) days following the year in which the Performance Period ends, the Committee shall:
(i)determine the number of Award PSUs earned by the Employee;
(ii)determine the number of additional Performance Share Units equal to the accumulated cash or stock dividends paid by the Company on its outstanding Shares during the Performance Period with respect to the number of Award PSUs determined pursuant to clause (i) (reduced by the dividend equivalent payments made with respect to the Award PSUs pursuant to Section 7, if any), if such Award PSUs had been Shares and, if paid in cash, reinvested in additional Shares based on the Surrender Value of the Shares on the date of reinvestment (together with the earned Award PSUs determined pursuant to clause (i), the “Earned PSU Equivalent”). Notwithstanding the foregoing, the Committee retains the discretion to pay out the value of the dividend equivalents determined pursuant to the preceding sentence in cash at the time set forth in Section 6. In that event, the Earned PSU Equivalent shall refer to the number of earned Award PSUs determined pursuant to clause (i) only.

If the Earned PSU Equivalent is smaller than the number of Award PSUs previously issued to the Employee, then the Employee, as of the Valuation Date, shall forfeit a number of Award PSUs equal to the difference without payment of any consideration by the Company; thereafter the term Award PSUs will refer only to the Award PSUs that were not so forfeited and neither the Employee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in the Award PSUs that were so forfeited. If the Earned PSU Equivalent is greater than the number of Award PSUs previously issued to the Employee, then, upon the performance of the calculations set forth in this Section 3(c): (A) the Company shall issue to the Employee, as of the Valuation Date, a number of additional Performance Share Units equal to the difference; (B) such additional Performance Share Units shall be added to the Award PSUs previously issued, if any, and thereby become part of this Award; (C) the Company shall take such corporate action as is necessary to accomplish the grant of such additional Performance Share Units; and (D) thereafter the term Award PSUs will refer collectively to the Award PSUs, if any, issued prior to such additional grant plus such additional Performance Share Units. If the Earned PSU Equivalent is the same as the number of Award PSUs previously issued to the Employee, then there will be no change to the number of Award PSUs under this Award pursuant to this Section 3.

(d)If any of the Award PSUs have been earned based on performance as provided in Section 3(b), subject to Section 3(e) and Section 4 hereof, the Earned PSU Equivalent shall become vested in the following amounts and at the following times, provided that the Continuous Service of the Employee continues through and on the applicable vesting date:
(i)50 percent of the Earned PSU Equivalent shall become vested on the date the Committee determines the Earned PSU Equivalent (the “Determination Date”); and
(ii)50 percent of the Earned PSU Equivalent shall become vested on the first anniversary of the Valuation Date.
(e)
(i)Notwithstanding any other provision in this Agreement, and subject to Section 5 hereof in the event of a Change of Control, if any of the Award PSUs have been earned based on Relative Performance as provided in Section 3(b) but the Company’s Total Shareholder Return is 0% or less with respect to the Performance Period, then 50% of the Award PSUs determined pursuant to Sections 3(b) and 3(c) shall automatically and without notice be forfeited as of the Valuation Date. The remaining 50% of the Award PSUs determined pursuant to Sections 3(b) and 3(c) (the “Contingent Award PSUs”) may become earned and vested only if the Company’s Total Shareholder Return is positive within the Extended Performance Period. For purposes of the preceding sentence, the Company’s Total Shareholder Return shall be measured at the end of each quarter during the Extended Performance Period, beginning with the first quarter following the end of the Performance Period, and it shall be measured on a cumulative basis from the beginning of the Performance Period through the end of each most recently completed quarter. If the Company’s Total Shareholder Return is positive within the Extended Performance Period, then the Contingent Award PSUs shall become earned as soon as reasonably practicable, but no later than thirty (30) days, following the end of the first quarter during which the Company’s Total Shareholder Return is positive (such date, the “Extended Valuation Date”). In addition, the Committee shall, on such Extended Valuation Date, determine the number of additional Performance Share Units equal to the accumulated cash or stock dividends paid by the Company on its outstanding Shares during the Extended Performance Period with respect to the number of Contingent Award PSUs (reduced by the dividend equivalent payments made with respect to the Contingent Award PSUs pursuant to Section 7, if any), if such Contingent Award PSUs had been Shares and, if paid in cash, reinvested in additional Shares based on the Surrender Value of the Shares on the date of reinvestment and such number of additional Performance Share Units together with the Contingent Award PSUs Units shall be treated as the Award PSUs for all purposes under this Agreement following the Extended Valuation Date. Notwithstanding the foregoing, the Committee retains the discretion to pay out the value of the dividend equivalents determined pursuant to the preceding sentence in cash at the time set forth in Section 6, in which case the Award PSUs shall refer to the number of Contingent Award PSUs only following the Extended Valuation Date. Such Award PSUs shall become vested on the Extended Valuation Date.
(ii)If the Company’s Total Shareholder Return is not positive within the Extended Performance Period, then notwithstanding Sections 3(b) and 3(c), the Award and the Contingent Award PSUs shall automatically and without notice be forfeited and be and become null and void as of the last day of the Extended Performance Period, and neither the Employee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in the Award or any Contingent Award PSUs.
(f)Any Award PSUs that do not become vested pursuant to Section 3(d), Section 3(e) or Section 4 hereof shall automatically and without notice be forfeited and be and become null and void, and neither the Employee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Award PSUs.
4.Termination of Employee’s Service Relationship; Death and Disability.
(a)If the Employee is a party to a Service Agreement that addresses treatment of the Award PSUs on a termination of employment and ceases to be an employee of the Company or any of its affiliates, the provisions of such Service Agreement that apply to the Award PSUs will govern. If the Employee is not a party to a Service Agreement that addresses treatment of the Award PSUs on a termination of employment, Sections 4(b) through 4(d) hereof shall govern the treatment of the Employee’s Award PSUs exclusively. In the event an entity ceases to be a Subsidiary or affiliate of the Company, such action shall be deemed to be a termination of employment of all employees of that entity for purposes of this Agreement, provided that the Committee or the Board, in its sole and absolute discretion, may make provision in such circumstances for lapse of forfeiture restrictions and/or accelerated vesting of some or all of the Employee’s remaining unvested Award PSUs that have not previously been forfeited, effective immediately prior to such event.
(b)Except as otherwise provided in any Service Agreement between the Employee and the Company or its affiliate, in the event of a termination of the Employee’s Continuous Service by (A) the Employer without Cause after the first anniversary of the Grant Date, (B) the Employee for Good Reason after the first anniversary of the Grant Date, (C) the Employee’s Retirement, (D) the Employee’s death, or (E) the Employee’s Disability (each, a “Qualified Termination”), in each case prior to the Valuation Date, the Employee will not forfeit the Award PSUs upon such termination, but the following provisions of this Section 4(b) shall modify the determination and vesting of the Earned PSU Equivalent for the Employee:

(i)the calculations provided in Section 3(c) hereof shall be performed as of the Valuation Date as if the Qualified Termination had not occurred;
(ii)other than in the case of the Employee’s Retirement, the Earned PSU Equivalent calculated pursuant to Section 3(c) shall be multiplied by the Partial Service Factor (with the resulting number being rounded down to the nearest whole Performance Share Unit or, in the case of 0.5 of a Performance Share Unit, up to the next whole Performance Share Unit), and such adjusted number of Performance Share Units shall be deemed the Employee’s Earned PSU Equivalent for all purposes under this Agreement; and
(iii)the Employee’s Earned PSU Equivalent, as adjusted pursuant to Section 4(b)(ii) above, as applicable, shall no longer be subject to forfeiture pursuant to Section 3(d) hereof but will be subject to Section 3(e) hereof; as a result, if the Company’s Total Shareholder Return is greater than 0% with respect to the Performance Period, the Employee’s Earned PSU Equivalent, as adjusted pursuant to Section 4(b)(ii) above, as applicable, shall fully vest on the Determination Date.
(c)In the event of a Qualified Termination after the Valuation Date but prior to the Determination Date:
(i)the calculations provided in Section 3(c) hereof shall be performed as of the Valuation Date as if the Qualified Termination had not occurred; and
(ii) the Employee’s Earned PSU Equivalent shall no longer be subject to forfeiture pursuant to Section 3(d) hereof but will be subject to Section 3(e) hereof; as a result, if the Company’s Total Shareholder Return was greater than 0% with respect to the Performance Period, the Employee’s Earned PSU Equivalent shall fully vest on Determination Date.
(d)In the event of a Qualified Termination after the Determination Date but prior to the first anniversary of the Valuation Date, the remaining unvested portion of the Employee’s Earned PSU Equivalent shall no longer be subject to forfeiture pursuant to Section 3(d) hereof but will be subject to Section 3(e) hereof; as a result, if the Company’s Total Shareholder Return was greater than 0% with respect to the Performance Period, the remaining unvested portion of the Employee’s Earned PSU Equivalent shall fully vest on the date of the Qualified Termination.
(e)In the event of a termination of the Employee’s Continuous Service other than due to a Qualified Termination, all Award PSUs except for those that, as of the date of such termination, both (i) have ceased to be subject to forfeiture pursuant to Sections 3(b) and (c) hereof and (ii) are vested pursuant to Section 3(d) or (e) hereof shall automatically and without notice terminate, be forfeited and be and become null and void, and neither the Employee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such Award PSUs.
5.Change in Control.
(a)If the Valuation Date occurs upon the date of a Change in Control, the provisions of Section 3 shall apply to determine the Earned PSU Equivalent except that (i)

Section 3(e) shall not apply, such that Relative Performance alone shall determine the Earned PSU Equivalent, and (ii) if the Valuation Date occurs upon the date of a Change in Control on or before the first anniversary of the Effective Date, the Earned PSU Equivalent shall be prorated to reflect the portion of the Performance Period that had elapsed as of the date of such Change in Control. For the avoidance of doubt, if the Valuation Date occurs upon the date of a Change in Control after the first anniversary of the Effective Date, the Earned PSU Equivalent shall be determined as provided in the preceding sentence, but without proration of the Earned PSU Equivalent.
(b)The number of Earned PSU Equivalent determined under Section 3, as modified by Section 5(a), shall remain subject to vesting tied to Continuous Employment as provided in Section 3(d), except that the Employee shall become fully vested in the Earned PSU Equivalent if he is terminated without Cause or resigns for Good Reason within 18 months following the Change in Control.
(c)If the Change in Control occurs after the third anniversary of the Effective Date, and the Employee is terminated without Cause or resigns for Good Reason within 12 months following the Change in Control, the Employee shall become fully vested in any unvested portion of the Earned PSU Equivalent.
(d)Notwithstanding the foregoing, if the Earned PSU Equivalent does not remain outstanding after a Change in Control, then the Employee shall become fully vested in the Earned PSU Equivalent upon the consummation of the Change in Control.
6.Issuance of Shares; Certificates. As soon as practicable upon or following the date that Award PSUs vest in accordance with Section 3, Section 4 or Section 5, as applicable, but in no event later than 60 days following the applicable vesting date, or, in the case of Award PSUs that become vested on a Determination Date that follows the completion of the Performance Period, not later than March 15 of the year following the year in which the Performance Period ends, the Company shall deliver to the Employee (or, if applicable, to the Employee’s legal representatives, beneficiaries or heirs) a certificate or electronic confirmation of ownership, as applicable, for the number of Shares represented by the vested Performance Share Units, subject to the terms and provisions of the Plan and this Award Agreement. No fractional Shares shall be issued under this Award Agreement. The Employee agrees that any resale of Shares received upon the expiration of the applicable Vesting Period shall not occur during the “blackout periods” forbidding sales of Company securities, as set forth in the then-applicable Company employee manual or insider trading policy. In addition, any resale shall be made in compliance with the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), or an applicable exemption therefrom, including, without limitation, the exemption provided by Rule 144 promulgated thereunder (or any successor rule).
7.Dividend Equivalent Rights. From the Grant Date until the Valuation Date or, to the extent the Award PSUs become earned and vested during the Extended Performance Period as set forth in Section 3(e), the Extended Valuation Date, the Employee shall be entitled to receive, upon the Company’s payment of a dividend on its outstanding Shares, a dividend equivalent payment for each Award PSU held by the Employee as of the record date for such dividend equal to the product of ten percent (10%) and the per-share dividend paid on the Shares, which dividend equivalent payment shall be made to the Employee on or within 60 days of the record date for such dividend. Commencing on the Valuation Date or, to the extent the Award PSUs become earned and vested during the Extended Performance Period as set forth in Section 3(e), the Extended Valuation Date, the Employee shall be entitled to receive, upon the Company’s payment of a dividend on its outstanding Shares, a dividend equivalent payment for each Award PSU held by the Employee as of the record date for such dividend equal to the per-share dividend paid on the Shares, which dividend equivalent payment shall be made to the Employee on or within 60 days of the record date for such dividend.
8.Tax Withholding. The Company or its applicable affiliate has the right to require prior to the issuance or delivery of any Shares that the Employee make arrangements satisfactory to the Company to satisfy any taxes required by law to be withheld from the Shares. Unless otherwise determined by the Committee, the Employee shall satisfy such withholding obligation by having the Company retain a number of Shares whose Fair Market Value equals the minimum statutory amount of taxes required by applicable law to be withheld. Any fraction of a Share required to satisfy such obligation shall be disregarded, and the amount due shall instead be paid in cash to or by the Employee, as the case may be.
9.Rights as Shareholder. Neither the Employee nor any person claiming under or through the Employee will have any of the rights or privileges of a shareholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Employee. After such issuance, recordation and delivery, the Employee will have all the rights of a shareholder of the Company including with respect to voting such Shares and receipt of dividends and distributions on such Shares.
10.No Right to Employment. Nothing herein contained shall affect the right of the Company or any affiliate to terminate the Employee’s services, responsibilities and duties at any time for any reason whatsoever.
11.Section 409A. It is the Company’s intent that the Performance Share Units be exempt from, or comply with, the requirements of Section 409A, and that the Award Agreement be administered and interpreted accordingly. If and to the extent that the Performance Share Units are determined by the Company to constitute “non qualified deferred compensation” subject to Section 409A and become vested by reason of the Employee’s termination of employment, then (a) payment for the Performance Share Units shall be provided to the Employee only upon a “separation from service” as defined for purposes of Section 409A under applicable regulations and (b) if the Employee is a “specified employee” (within the meaning of Section 409A and as determined by the Company), such payment shall not be made or provided before the date that is six months after the date of the Employee’s separation from service (or the Employee’s earlier death) if such a delay is necessary to avoid the imposition of taxes under Section 409A.
12.Notice. Any notice to be given to the Company shall be addressed to the General Counsel, JBG SMITH Properties, 4747 Bethesda Avenue, Bethesda, Maryland 20814, and any notice to be given the Employee shall be addressed to the Employee at the Employee’s address as it appears on the employment records of the Company, or at such other address as the Company or the Employee may hereafter designate in writing to the other.
13.Governing Law. This Award Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without references to principles of conflict of laws.
14.Successors and Assigns. This Award Agreement shall be binding upon and inure to the benefit of the parties hereto and any successors to the Company and any successors to the Employee by will or the laws of descent and distribution, but this Award Agreement shall not otherwise be assignable or otherwise subject to hypothecation by the Employee.
15.Transfer. None of the Performance Share Units shall be sold, assigned, transferred, pledged or otherwise disposed of or encumbered (whether voluntarily or involuntarily or by judgment, levy, attachment, garnishment or other legal or equitable proceeding) (each such action, a “Transfer”). Any attempted Transfer shall be null and void, and the Company shall not reflect on its records any change in record ownership of any Performance Share Units as a result of any such Transfer and shall otherwise refuse to recognize any such Transfer.
16.Severability. If, for any reason, any provision of this Award Agreement is held invalid, such invalidity shall not affect any other provision of this Award Agreement not so held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Award Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Award Agreement, shall to the full extent consistent with law continue in full force and effect.
17.Headings. The headings of paragraphs hereof are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Award Agreement.
18.Counterparts. This Award Agreement may be executed in multiple counterparts with the same effect as if each of the signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.
19.Amendment; Modification. This Award Agreement may only be modified or amended in a writing signed by the parties hereto, provided that the Employee acknowledges that the Plan may be amended or discontinued in accordance with the provisions thereof and that this Award Agreement may be amended or canceled by the Administrator, on behalf of the Company, in each case for the purpose of satisfying changes in law or for any other lawful purpose, so long as no such action shall adversely affect the Employee’s rights under this Award Agreement without the Employee’s written consent. No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by the parties which are not set forth expressly in this Award Agreement. The failure of the Employee or the

Company to insist upon strict compliance with any provision of this Award Agreement, or to assert any right the Employee or the Company, respectively, may have under this Award Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Award Agreement.
20.Complete Agreement. Other than as specifically stated herein or as otherwise set forth in any employment, change in control or other agreement or arrangement to which the Employee is a party which specifically refers to the Performance Share Units or to the treatment of compensatory equity held by the Employee generally, this Award Agreement (together with those agreements and documents expressly referred to herein, for the purposes referred to herein) embodies the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersedes any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.
21.Conflict With Employment Agreement. If (and only if) the Employee and the Company or its affiliates have entered into an employment agreement, in the event of any conflict between any of the provisions of this Award Agreement and any such employment agreement, the provisions of such employment agreement will govern. As further provided in Section 10, nothing herein shall imply that any employment agreement exists between the Employee and the Company or its affiliates.
22.Data Privacy Consent. In order to administer the Plan and this Award Agreement and to implement or structure future equity grants, the Company and its agents may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Award Agreement, the Employee (i) authorizes the Company to collect, process, register and transfer to its agents all Relevant Information; and (ii) authorizes the Company and its agents to store and transmit such information in electronic form. The Employee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law and to the extent necessary to administer the Plan and this Award Agreement, and the Company and its agents will keep the Relevant Information confidential except as specifically authorized under this paragraph.
23.Electronic Delivery of Documents. By accepting this Award Agreement, the Employee (i) consents to the electronic delivery of this Award Agreement, all information with respect to the Plan and any reports of the Company provided generally to the Company’s shareholders; (ii) acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Employee by contacting the Company by telephone or in writing; (iii) further acknowledges that he or she may revoke his or her consent to electronic delivery of documents at any time by notifying the Company of such revoked consent by telephone, postal service or electronic mail; and (iv) further acknowledges that he or she is not required to consent to electronic delivery of documents.

24.Acknowledgement. The Employee hereby acknowledges and agrees that this Award Agreement and the Performance Share Units issued hereunder shall constitute satisfaction in full of all obligations of the Company, if any, to grant to the Employee Performance Share Units pursuant to the terms of any written employment agreement or letter or other written offer or description of employment with the Company executed prior to or coincident with the date hereof.

[signature page follows]

IN WITNESS WHEREOF, this Performance Share Unit Agreement has been executed by the parties hereto as of the date and year first above written.

JBG SMITH PROPERTIES

By:
Name: Steven Museles
Title:Chief Legal Officer and

Secretary

EMPLOYEE

Name:
[Employee Name]

[Signature Page to Performance Share Unit Agreement]